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                                                                 Exhibit 23.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Austins Steaks & Saloon, Inc. on Form S-08 (File No. 33-92196) of our report dated March 6, 1998, on our audit of the consolidated financial statements of Austins Steaks & Saloon, Inc. as of December 31, 1997 and 1996 and for the years then ended, which report appears in the December 31, 1997 Annual Report on Form 10-KSB of Austins Steaks & Saloon, Inc.

                                    PRICE WATERHOUSE COOPERS LLP


Omaha, Nebraska
November 16, 1998


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